SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                      CIRCUIT CITY CREDIT CARD MASTER TRUST
                     (Issuer with respect to the securities)

                       FIRST NORTH AMERICAN NATIONAL BANK
            (Originator of the Circuit City Credit Card Master Trust)
             (Exact name of registrant as specified in its charter)


   United States                                                 58-1897792
   -------------                                                 ----------
  (State or other                                               (IRS Employer
  jurisdiction of                                            Identification No.)
  incorporation)

225 Chastain Meadows Court, Kennesaw,Georgia                         30144
--------------------------------------------------------------------------------
 (Address of principal executive offices)                         (Zip Code)


                     Securities to be Registered Pursuant to
                            Section 12(b) of the Act:

                                                           Name of each exchange
Title of each class                                         on which each class
to be so registered                                         is to be registered
-------------------                                         -------------------
       None                                                         None


                           Securities to be Registered
                      Pursuant to Section 12(g) of the Act:

         Class A Floating Rate Asset Backed Certificates, Series 2000-1
                                     and the
         Class B Floating Rate Asset Backed Certificates, Series 2000-1
                (collectively, the "Series 2000-1 Certificates")

                                (Title of Class)




Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Series 2000-1 Certificates appearing under the captions entitled: "Overview of Series 2000-1"; "Principal Terms of the Offered Certificates"; "Series 2000-1 Summary"; "Risk Factors"; "Characteristics of the Trust Receivables"; "Maturity Considerations"; "Receivable Yield Considerations"; "Description of the Offered Certificates"; "Material Income Tax Consequences" and "ERISA Considerations" in the Prospectus Supplement dated
February 23, 2000 and "Maturity Considerations"; "Description of the Securities"; "Material Legal Aspects of the Receivables"; "Material Federal Income Tax Consequences" and "ERISA Considerations" in the Prospectus dated February 15, 2000 is incorporated herein by reference (the Prospectus and Prospectus Supplement are incorporated herein by reference as Exhibit 3).

Item 2.  Exhibits.

         Exhibit 1 Master Pooling and Servicing Agreement dated as of October 4, 1994 between First North American National Bank, as Transferor and Servicer, and Bankers Trust Company, as Trustee. (1)

         Exhibit 2 Series 2000-1 Supplement dated as of February 28, 2000 to the Master Pooling and Servicing Agreement dated as of October 4, 1994 between First North American National Bank, as Transferor and Servicer, and Bankers Trust Company, as Trustee. (2)

         Exhibit 3        Prospectus   Supplement  dated  February  23, 2000 (3)
                          together with the  Prospectus dated February 15, 2000.
                          (4)

--------

1 Incorporated by reference to Amendment No. 2 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-82882) filed with the Securities and Exchange Commission on October 28, 1994.

2 Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on March 8, 2000.

3 Incorporated by reference to the Registrant's Prospectus Supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) on February 28, 2000.

4 Incorporated by reference to the Registrant's Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) on February 16, 2000.



                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       CIRCUIT CITY CREDIT CARD MASTER TRUST

                                       By: FIRST NORTH AMERICAN NATIONAL
                                           BANK, as Transferor and Servicer

                                       By: /s/Michael T. Chalifoux
                                           Michael T. Chalifoux
                                           Chairman of the Board and
                                           President


Date:    May 24, 2000





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    EXHIBITS
                                       TO
                                    Form 8-A

                      CIRCUIT CITY CREDIT CARD MASTER TRUST

                                INDEX TO EXHIBITS
Exhibit
Number                  Exhibit
------                  -------


   1 Master Pooling and Servicing Agreement dated as of October 4, 1994 between First North American National Bank, as Transferor and Servicer, and Bankers Trust Company, as Trustee. (5)

   2 Series 2000-1 Supplement dated as of February 28, 2000 to the Master Pooling and Servicing Agreement dated as of October 4, 1994 between First North American National Bank, as Transferor and Servicer, and Bankers Trust Company, as Trustee.(6)

   3                    Prospectus   Supplement  dated  February  23,  2000  (7)
                        together with the  Prospectus  dated  February 15, 2000.
                        (8)


--------

5 Incorporated by reference to Amendment No. 2 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-82882) filed with the Securities and Exchange Commission on October 28, 1994.

6 Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on March 8, 2000.

7 Incorporated by reference to the Registrant's Prospectus Supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) on February 28, 2000.

8 Incorporated by reference to the Registrant's Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) on February 16, 2000.